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                      LICENSE AND DISTRIBUTION AGREEMENT

THIS LICENSE AND DISTRIBUTION AGREEMENT (this "AGREEMENT") is effective as of August 26, 1998, between VMM ENTERPRISES, INC. ("WE" or "US" or "OUR"), and LightTouch Vein, Laser & Hair Center, Inc. ("YOU" or "YOUR") (collectively, you and we are referred to as the "PARTIES" and individually sometimes referred to as a "PARTY").

                            BACKGROUND INFORMATION

Along with the inventor, Victoria Morton, we have developed various techniques, methods and proprietary materials, systems, products, processes, solutions and knowledge (collectively, the "SYSTEM") which when properly utilized and applied enable customers to improve their appearance by reducing inches. We have also developed a number of associated and compatible products and solutions for use when providing services associated with the System and for retail sale (the "PRODUCTS"). Many of these Products incorporate confidential and proprietary formulas, contents and materials and constitute our trade secrets. We consider both the System and the various ingredients and solutions in the Products as our confidential and proprietary information (the "CONFIDENTIAL INFORMATION"). You want to utilize the System to provide services to customers and to sell them the Products. We are willing to train you regarding use of the System and to sell you the Products at our standard published wholesale prices on the conditions described in this Agreement. You want to obtain the Products from us in order to secure a continuous source of supply.

                                       OPERATIVE TERMS:

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Accordingly, you and we agree as follows:

1.  GRANT OF LICENSE.

    (a) APPOINTMENT: We appoint you as our licensee for use of the System. In consideration for the appointment and our initial training, you agree to pay us an initial fee of $9,950.00 when you sign this Agreement. In consideration, we will provide you with our standard initial training in the use of the System. It is further understood that the initial fee, and/or any deposit, are not refundable.

    (b) SALES EFFORTS: You agree to use your best efforts to market, promote and sell the services associated with the System and the Products at retail. You further agree to commence business activities by beginning to perform wraps to customers before the end of the 4th calendar month following the effective date. We may market and sell similar products on a wholesale or retail basis to anyone else and to or from any other location, regardless of the location, except as stated below.

    (c) EXCLUSIVITY: Exclusive rights for the operation of the System or sale of the Products are granted as follows:

         (i) From the effective date of this Agreement until the end of 4 calendar months, we will not grant a license to anyone else within a geographic area surrounding your location that contains a population of 50,000 based on the contiguous zip codes and street boundaries based on currently available information in our possession (the "TRADE AREA");
         zip codes: 45103, 45102, 45157, 45106, 45176
         Total pop - 54,453 See Exhibit A.

         paid an add'l $500 for extra pop

         JJ
         CH

         (ii) After that time period, if you attain the sales level of 100 body wraps per month and continue to maintain that

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         level on an average basis during each calendar quarter, we will not grant a license for anyone to operate a similar business within that Trade Area. If you no longer achieve the minimum threshold average of 100 wraps per month during any calendar quarter, we reserve the right to open the area for additional License sales.

         We will notify you of our intention to open up your area and you will be given 60 days to meet your 100 wraps per month minimum. If you feel you have a legitimate reason for not meeting this minimum the Board will consider a written request for extension. If such extension is denied the 60 day period will go into effect the date of the denial.

2. TERM. This Agreement is effective as of August 26, 1998 (regardless of the actual date of signature) and continues perpetually.

3. CERTAIN ACKNOWLEDGMENTS. To induce us to enter into this Agreement, you represent and warrant to us the following:

    (a) You have conducted an independent investigation of your proposed business and have determined that its success involves business risks that are dependent entirely upon your own business abilities. You have had the opportunity to consult with your own legal and other advisors in connection with starting your business under this Agreement. You acknowledge that determining the application of, and complying with, federal, state and local laws, rules and regulations to the sale of the system and the operation of your business are solely your responsibility. We are not responsible for rendering any legal advice regarding the sale of the System or the operation of your business.

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    (b)  You acknowledge that we have not made and you have not received or relied upon any guarantee, express or implied, as to the revenues, profits or success of your business as a result of entering into this Agreement.

    (c) Whereas we have an interest in your success, and are willing to give assistance from time to time, it is understood, that you are not relying on us to furnish any advice, guidance or assistance with respect to the established or continuing operation of your business in the form of marketing assistance or advice or any other business assistance.

    (d) You are not relying on, nor have you received, any representations or warranties from us as to whether:

         (i) your business will earn, can earn, or is likely to earn any profits or income;

         (ii)  there is a market for the services you plan to offer; or

         (iii) we will provide, or assist you in finding any locations (or locator companies) for you to operate your business.

    (e) You understand and acknowledge that we will not be exercising any control over your method of operations or give you any significant assistance. Specifically, we have no control over and have no obligation to provide any assistance with respect to, any of the following activities:

        (i)   site approval or selection, and site design or appearance;

        (ii)  hours of operations;

        (iii) production techniques;

        (iv)  accounting practices or establishing accounting systems;

        (v)   personnel, policies or practices; and

        (vi)  promotional campaigns.

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    (f)  You understand that we have not furnished you with any directives or required of you our approval with respect to selecting the location of your business, its appearance, the fixtures and equipment utilized, the format and design of your business location, uniforms of employees, hours of operation, housekeeping and similar items.

    (g) We have not placed any restrictions on the geographic area or territory in which you may advertise to promote the Products, or solicit customers, except that you are restricted to operating from one fixed location within the Trade Area.

    (h) You are solely responsible for the development and implementation of your own training, marketing and sales programs.

    (i) You understand that we are not required to repurchase any of the Products from you if you are either unsatisfied with their nature and quality or you are dissatisfied with the business or financial results of your business. However, if this Agreement terminates or expires, we have the right to repurchase all or any portion of the Products we have sold to you, at our option, at the price you paid.

4. TRADEMARKS AND SERVICE MARKS. You must not use the service marks, trademarks or trade name "SUDDENLY SLENDER" or any of our other service marks (the "MARKS") in any manner whatsoever, including as a part of any other trade name, service mark or trademark. Our Marks are for our exclusive use. You acknowledge that your use of the Marks would constitute an infringement of our rights and cause confusion with the public. You may distinguish our wrap system as, "the body wrap process invented by Victoria Morton".

5. THE SYSTEM. We grant you the right and license to use the System in your business. You acknowledge and agree that the success of the System depends not only on your utilizing the methods and techniques that we impart to you in training buy also the solutions and Products associated with it. The license is personal to you. You will not sublicense, or permit

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anyone else to use the System unless we otherwise specifically approve. You acknowledge that we own the System. You will not in any manner represent that you have any ownership in any portion of it. You will not, directly or indirectly, at any time, do or cause to be done, any act or thing contesting or in any way impairing or intending to impair any part of our right, title and interest in and to the System or its validity.

    (a) CONFIDENTIALITY: You acknowledge and agree that the System and the ingredients in the Products are proprietary, confidential and constitute our trade secrets. Accordingly, you must not, directly or indirectly, sell, grant, pledge, hypothecate, assign, convey, transfer, publish, display, make available or in any other manner disclose to any third party, the System or the components of the Products. Should you hear or know of any one else using or duplicating the formula, you are contractually obligated to notify us immediately or be in danger of your License as such non-disclosure could damage VMM Enterprises, Inc. and the value of all Licenses. You must keep our training manuals and other information that we designate as confidential in a secure place and use sufficient restrictions to prevent unauthorized disclosure to unauthorized persons. If you fail to do so, we may terminate this Agreement. If you neglect or fail to protect the confidentiality of the System, or permit any unauthorized disclosure of it to a third person, we may terminate this Agreement and exercise any and all other rights and remedies available to us, including equitable or injunctive relief.

    (b) LABELING: You must not remove, deface or substitute any labels, brands or other items on any of the Products we sell to you.

6.  PRODUCT REQUIREMENTS.

    (a) REQUIREMENTS: You will purchase from us, and we will sell to you, all of your requirements for the Products. You may, at your option, sell other products at your location.

    (b) PRICING: We will sell the Products to you at our published wholesale prices as in effect at the time of sale. We will give you 15 days

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advance notice of any changes to our price schedule. You agree to pay us the purchase price for the Products in full prior to shipment. We will ship the Products to the location you designate. You are responsible for paying all handling, shipping, transportation and insurance costs for delivery of the Products to the location you designate.

    (c) RESALE OF PRODUCTS: You understand that you may resell the Products at any price you determine. We may suggest certain retail prices for the Products to you as well as certain pricing strategies. Nevertheless, the prices at which you sell the Products are to be determined solely by you. You must not engage in any wholesale business involving the Products.

7. WARRANTIES. We pride ourselves on prompt service and high quality products. WE HAVE NO LIABILITY WITH RESPECT TO THE PRODUCTS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES OR LOST PROFITS, EVEN IF WE HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no case will our liability exceed the cost of the Products on which a claim for damages is based.

We undertake no obligation regarding, and offer no, warranty to you, whether express or implied, including an implied warranty of merchantability or fitness for a particular purpose as to the Products that we sell to you. The Products are sold on an "as is" basis. You bear the entire risk as to the quality of the Products.

8. SHIPMENT AND ALLOCATION. To place an order for the Products, you agree to notify us in accordance with our standard procedures. No orders will be effective unless we have communicated acceptance to you or have commenced shipment to you. We will ship all of the Products to you F.O.B. Clearwater, Florida from our facility located at 172 N. Belcher, Clearwater, Florida 33765 (or such other location we determine from time to time). We make no representation to you regarding the timing of shipments of Products to you from the time we accept your order. You recognize that timing can vary based on a multitude of factors, many of which are beyond our control.

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9.  INSPECTION AND ACCEPTANCE. You agree to inspect the Products immediately when you receive them and promptly notify us in writing of any evident
Product defects. The Products will be deemed accepted by you if we have not received any claim of defect from you within 5 business days of your receipt of them. We will pay reasonable return transportation costs if we receive defective merchandise from you within 10 business days after you receive them.

10. RISK OF LOSS. Risk of loss, casualty or damage to the Products passes to you as soon as we deliver the Products to the carrier for shipment. We will not be liable, or under any obligation to you whatsoever, for failure to deliver under, or for delay in making delivery pursuant to, any purchase orders from you that we have accepted; if such failure or delay results from causes not directly attributable to, or controlled by, us.

11. REPORTS AND RECORDS. By the 10th day of each month, you agree to send us fully completed reports of your sales for the immediately preceding calendar month on forms we prescribe from time to time. You agree to keep accurate business records and keep them at your business location. You further agree, we may inspect them at any time after giving you reasonable notice.

12. TRANSFER. You may only transfer your rights under this Agreement to a person we have approved who agrees to be bound by all of its terms. We may require the transferee to sign and deliver our then-current standard form as a condition of our approval. We will charge a then-current transfer fee (currently $3,800) to cover our training, administrative, legal and evaluation costs.

13. RELATIONSHIP OF THE PARTIES. You and we are independent contractors. Neither you nor we are agents, legal representatives, subsidiaries, joint ventures, partners, employees or servants of the other for any purpose. Neither you nor we will be obligated by, or have any liability under, any agreements or representations made by the other, nor will we be obligated for any damages to any person or property directly or

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indirectly arising out of the operation of your business, whether or not caused by your negligence or willful action or failure to act. We also have no liability for any sales, use, excise, gross receipts, property, income or other taxes, that you incur in connection with the operation of your business or otherwise.

14. INDEMNIFICATION. You agree to indemnify, defend and hold us (and our affiliates, stockholders, directors, officers, employees, agents and assigns) harmless from and against and reimburse them for, any losses, liabilities, claims, fines, penalties, charges, obligations, taxes or damages (actual or consequential) arising out of any claim or proceeding (including governmental actions or proceedings), and all reasonable costs and expenses of defending any claim or proceeding brought against any of them or any action or proceeding in which any of them is named as a party (including, without limitation, attorneys' fees and litigation expenses), which any of them may suffer, sustain or incur directly or indirectly, by reason of, arising from or in connection with, the operation of your business.

15. TERMINATION.

    (a) BY YOU: You may terminate this Agreement only if we materially breach this Agreement and fail to correct such breach after 60 days prior written notice detailing the nature of the breach and a suggested method for cure. Our cure period will be extended a reasonable time if the breach cannot be cured within such 60 days. We will be excused if our ability to cure is restricted by our good faith efforts to comply with any applicable law, ordinance, rule, regulation or other requirement of a governmental authority or any agency.

    (b) BY US: We may terminate this Agreement on 30 days advance written notice to you if:

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        (i)    you breach any of the provisions of this Agreement and fail to cure such breach within 30 days after notice from us;
        (ii) you fail to continuously open and operate the business utilizing the System and the Products;
        (iii) you fail to pay us when due amounts due us for purchases of the Products or otherwise, or you breach any other agreement between you and us;
        (iv) you file a petition of bankruptcy or reorganization, or have an involuntary petition filed against you, that is not discharged within 30 days, or you are adjudicated bankrupt or insolvent, have a receiver or trustee appointed for your affairs, or engage in any assignment for the benefit of creditors;
        (v) you violate any law, regulation or ordinance that we consider may detrimentally affect our reputation; or
        (vi) you fail to start business by performing wraps for customers by the end of the 4th month following the effective date.

16. POST-TERMINATION OBLIGATIONS. If this Agreement expires or is otherwise terminated, you and we, respectively, agree as follows:

    (a)  PAYMENT: You will immediately pay us all amounts owed to us.

    (b) PENDING ORDERS: We may cancel any or all of your pending orders for Products. We will not be responsible to you (or any customer) for Products ordered prior to, but to be delivered after, termination. However, at our option, we many continue to ship Products to you on our then-standard terms and conditions.

    (c) RETURN OF MATERIALS: You will immediately return to us all information, brochures, documents and other materials relating to the

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Products and the System. Your obligations of confidentiality and indemnification survive any termination or expiration of this Agreement.

    (d) REPURCHASE OF PRODUCTS: We may, at our option, require you to sell us all, or any part, of the new, unused, undamaged and unaltered Products in original packaging remaining in your inventory. The purchase price for repurchase of such Products will be the price you paid us, exclusive of all freight and handling charges for transporting the Products from you to our designated location.

17. COMPETITIVE RESTRICTIONS. During the term of this Agreement and for a period of 2 years after its termination or expiration, unless we otherwise permit in writing, you agree not to, directly or indirectly (whether as an owner, partner, associate, member, manager, trustee, independent contractor, agent, consultant, employee, stockholder, director, officer or otherwise of another or on your account) do any of the following within the Trade Area or
(i) within 25 miles of the location of our business; or (ii) within 25 miles of any other business utilizing the System and selling the Products under a license, distribution or other agreement with us:

    (a) SIMILAR SERVICES: You agree not to engage in, or render the same or similar services or contribute your knowledge to, any work or activity that relates to or involves the System or the Products or that is in any way competitive with the sale of the Products or any person utilizing the System.

    (b) COMPETITIVE BUSINESS: You agree not to operate a business which (i) markets, sells or promotes methods, techniques and services similar to the System, including the provision of body wrap services (a "COMPETITIVE BUSINESS"); or (ii) grants or has granted franchises or licenses, or establishes or has established partnerships or joint ventures, or sells distributorships or business opportunities, for the development and/or operation of a Competitive Business.

    (c) NO SOLICITATION: You agree not to induce, or attempt to induce, or solicit any of our employees, licensees, distributors, representatives,

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vendors, subcontractors or suppliers to accept employment or an affiliation involving work that may be for a Competitive Business with another firm or corporation of which you are an employee, owner, partner, shareholder, consultant or agent.

    (d) NO INTERFERENCE: You agree not to solicit, divert, contact, take away or interfere with any of our (or that of any of our licensees) customers, suppliers, licensees, distributors, representatives, clients, trade or patronage, in existence or that you know or have been contacted or solicited for business relationships as of the date of termination or expiration.

18. CONFIDENTIAL INFORMATION. You acknowledge that we have developed a number of associated compatible products and solutions for use when providing services associated with the System and for retail sale of Products. Many of these items incorporate confidential and proprietary formulas, contents and materials and constitute our trade secrets. We consider both the System and the various ingredients and solutions in the Products as confidential and proprietary information (the "CONFIDENTIAL INFORMATION"). You understand that the System, the ingredients in the Products and Confidential Information are proprietary, trade secrets and confidential. You agree that you:

        (i) will not use the Confidential Information in any other business or capacity;
        (ii) will maintain the absolutely confidentiality of the Confidential Information during and after the termination or expiration of this Agreement;
        (iii) will not make unauthorized copies of any portion of the Confidential Information disclosed, whether such copies are made in written or printed form or in other tangible form or via electronic medium; and
        (iv) will adopt and implement all reasonable procedures that we prescribe from time to time to prevent unauthorized use or disclosure of Confidential Information.

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19. NOTICES.  Any and all notices necessary or desirable to be served under this Agreement must be written and must be (a) personally delivered, or (b) sent by facsimile telecopier to the number indicated for the intended recipient below, or (c) sent by reputable airborne courier (i.e., Federal Express) or (d) sent by certified mail, postage pre-paid, return receipt requested, addressed to the intended recipient as follows:

        (i)   IF TO US:

        VMM Enterprises, Inc.
        172 N. Belcher
        Clearwater, Florida 33765
        Attention: Jorgen Jensen
        Fax No.: (813) 298-0337

        (ii)  IF TO YOU:

        LIGHTTOUCH VEIN, LASER & HAIR CENTER, INC.
        10663 MONTGOMERY ROAD, FIRST FLOOR
        CINCINNATI, OHIO 45242
        Attention: JULIE CROSSLEY
        Fax No.: (513) 936-5189

or to such other address as any party may indicate for itself in a written notice sent to the other parties in accordance with this Agreement. Any notice sent by: (1) personal service or by facsimile telecopier is deemed delivered when actually received by the intended recipient; (2) mail is deemed delivered on the 5th business day after the postmark date; and (3) reputable airborne courier is deemed delivered 2 business days after deposit with the courier.

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20. MISCELLANEOUS.

    (a) SEVERABILITY: If any of the provisions of this Agreement are held invalid for any reason, the remainder will not be affected and will remain in full force and effect in accordance with its terms.

    (b) LITIGATION OR ARBITRATION EXPENSES: In any action or dispute, at law or in equity, that may arise under or otherwise relate to the terms of this Agreement, the prevailing party will be entitled to full reimbursement of its litigation or arbitration expenses from the other party. Litigation or arbitration expenses include attorneys' fees, defense costs, witness fees and other related expenses including paralegal fees, travel and lodging expenses and court costs. Reimbursement is due within 30 days of written notice after prevailing.

    (c) WAIVERS: No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure by either party to insist upon strict performance of any provision will not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same provision at any other time, or any other provision of this Agreement.

    (d) ARBITRATION: Any dispute or claim between you and us must be submitted to binding arbitration to the office of the American Arbitration Association (the "AAA") closest to our headquarters. The arbitration will be conducted in accordance with the AAA's rules, except that they must follow applicable law. All arbitration proceedings must be conducted on an individual basis and not on a class-wide or consolidated basis with anyone else.

    (e) GOVERNING LAW: This Agreement is governed by Florida law. The courts of Pinellas County, Florida have exclusive venue and jurisdiction in any controversy relating to or arising out of this Agreement. All parties waive any objections to venue in Pinellas County.

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    (f)  ENTIRE AGREEMENT: This Agreement is the entire agreement between the parties relating to its subject matter, and supersedes all prior agreements, proposals, representations and commitments, oral or otherwise. This Agreement may only be amended by an instrument signed by the authorized representatives of both parties.

    (g) BACKGROUND INFORMATION: Both parties agree that the background information at the beginning of this Agreement is accurate.

    (h) EFFECTIVE DATE: The effective date of this Agreement is August 26, 1998, regardless of the actual date of signature. This Agreement is not effective until accepted and signed by us.

    (i) CONSTRUCTION: The headings of sections are for convenience only and do not define, limit or construe the contents of such sections. In computing periods from a specified date to a later specified date, the words "FROM" and "COMMENCING ON" or "BEGINNING ON" (and the like) mean "FROM AND INCLUDING" and the words "TO," "UNTIL" and "ENDING ON" (and the like) mean "TO BUT EXCLUDING." "INCLUDING" means "INCLUDING, BUT NOT LIMITED TO." "A OR B" means A or B or both.

    (j) CONTINUING OBLIGATIONS: All obligations of the parties which expressly or by their nature survived the expiration or termination of this Agreement continue in full force and effect subsequent to and regardless of the expiration or termination of this Agreement and until they are satisfied or by their nature expire.

    (k) COUNTERPARTS: The parties may sign this Agreement in counterparts. Each signed counterpart will be an original; and all of them constitute one and the same agreement.

    (l) PRONOUNS: All words used in this Agreement, regardless of the number or gender in which they are used, will be construed to include any other number, singular or plural, in any other gender, masculine, feminine or neuter, as the context of this Agreement may require.

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    (m)  CUMULATIVE REMEDIES: Any and all remedies available to the parties in the event of a breach of this Agreement by the other party will be cumulative. The exercise of any particular remedy will not be exclusive to the ability to seek other remedies for any breach of this agreement.

    (n) TIMING: Time is of the essence of this Agreement. However, whenever the time for the performance of any action or condition contained in this Agreement falls on a Saturday, Sunday or legal holiday, such time will be extended to the next business date. Indications of time of day mean time at Clearwater, Florida.

Intending to be bound, the parties sign below:

VMM ENTERPRISES, INC.
                                  /s/ LIGHTTOUCH VEIN, LASER & HAIR CENTER, INC.
                                  ----------------------------------------------
                                  (Signature)

By: /s/ Jorgen Jensen             /s/ Colin Herd MD, COO
   -----------------------------  ----------------------------------------------

Name: Jorgen Jensen               COLIN HERD MD, COO
     ---------------------------  ----------------------------------------------
                                  (Print Name)

Title: Deputy Executive Director
      --------------------------

Date: 9/21/98                     Date: Aug/26/98
     ---------------------------       -----------------------------------------













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